UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

NEWMONT CORPORATION
(Name of Registrant as Specified In Its Charter)

NEWCREST MINING Limited
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

On May 16, 2023, Newcrest Mining Limited (“Newcrest”) presented the following slides at the Bank of America Global Metals, Mining & Steel Conference, which relate to the previously announced binding scheme implementation deed with Newmont Corporation (“Newmont”) pursuant to which Newmont has proposed to acquire 100% of the issued shares in Newcrest by way of a scheme of arrangement.

 Advancing growth in gold and copper  Sherry Duhe  Interim Chief Executive Officer  BANK OF AMERICA GLOBAL METALS, MINING & STEEL CONFERENCE

 Disclaimers  2  Additional Information and Where to Find It  Slide 15 of this document may be deemed to be solicitation material in respect of the solicitation of proxies from the stockholders of Newmont Corporation (Newmont) in connection with Newmont’s proposed acquisition of 100% of the issued shares in Newcrest Mining Limited (Newcrest) by way of a scheme of arrangement (the Newmont Transaction). In connection with the Newmont Transaction, Newmont intends to file relevant materials with the United States Securities and Exchange Commission (SEC), including Newmont’s proxy statement in preliminary and definitive form. Newcrest and Newmont intend for the Newmont Transaction to be implemented by means of a court-approved scheme of arrangement under Part 5.1 of the Corporations Act of 2001 (Cth), in which case the issuance of Newmont’s shares as consideration in the Newmont Transaction would not be expected to require registration under the U.S. Securities Act of 1933, as amended (Securities Act), pursuant to an exemption provided by Section 3(a)(10) of the Securities Act. INVESTORS AND STOCKHOLDERS OF NEWMONT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NEWMONT’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE NEWMONT TRANSACTION AND THE PARTIES TO THE NEWMONT TRANSACTION. Investors and stockholders will be  able to obtain the proxy statement and any other documents (once available) free of charge through the SEC’s website at www.sec.gov. Investors and stockholders will be able to obtain those documents released by Newcrest to the ASX announcements platform free of charge at the ASX’s website at www.asx.com.au. Copies of the documents filed with the SEC by Newmont will be available free of charge on Newmont’s website at www.newmont.com. Copies of the documents filed with the ASX by Newcrest will be available free of charge on Newcrest’s website at www.newcrest.com.  Participants in the Solicitation  Newcrest, Newmont and their respective directors, executive officers and certain other members of management may be deemed to be “participants” in the solicitation of proxies from Newmont’s stockholders in respect of the Newmont Transaction. Information about Newmont’s directors and executive officers is set forth in Newmont’s proxy statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2023 and subsequent statements of changes in beneficial ownership on file with the SEC. Information about Newcrest’s directors and executive officers is set forth in Newcrest’s Financial Report for the year ended 30 June 2022 and the Annual Information Form dated 14 December 2022, as updated from time to time via announcements made by Newcrest on the ASX. These documents are available free of charge from the sources indicated above. Additional information regarding the interests of potential participants in the solicitation of proxies in connection with the Newmont Transaction, which may, in some cases, be different than those of Newmont’s stockholders generally, will also be included in Newmont’s proxy statement relating to the Newmont Transaction, when it becomes available.  No Offer or Solicitation  This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.  Forward Looking Statements  This document includes forward looking statements and forward looking information within the meaning of securities laws of applicable jurisdictions, including within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements contained in this communication to be covered by the safe harbor provisions of such Acts. All statements other than statements of historical fact in this communication or referred to or incorporated by reference into this communication are “forward-looking statements” for purposes of these sections. Forward looking statements can generally be identified by the use of words such as “may”, “will”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook” and “guidance”, or other similar words and may include, without limitation, statements regarding estimated reserves and resources, internal rates of return, expansion, exploration and development activities and the specifications, targets, results, analyses, interpretations, benefits, costs and timing of them; certain plans, strategies, aspirations and objectives of management, anticipated production, sustainability initiatives, climate scenarios, dates for projects, reports, studies or construction, expected costs, cash flow or production outputs and anticipated productive lives of projects and mines. Newcrest continues to distinguish between outlook and guidance. Guidance statements relate to the current financial year. Outlook statements relate to years subsequent to the current financial year.  These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause Newcrest’s actual results, performance, and achievements to differ materially from any future results, performance or achievements, or industry results, expressed or implied by these forward looking statements. Relevant factors may include, but are not limited to, changes in commodity prices, foreign exchange fluctuations and general economic conditions, increased costs and demand for production inputs, the speculative nature of exploration and project development, including the risks of obtaining necessary licences and permits and diminishing quantities or grades of resources or reserves, political and social risks, changes to the regulatory framework within which Newcrest operates or may in the future operate, environmental conditions including extreme weather conditions, recruitment and retention of personnel, industrial relations issues and litigation.

 Disclaimers  In addition, with respect to the Newmont Transaction, relevant factors may include, among others: (1) the risk that the Newmont Transaction may not be completed in a timely manner or at all, (2) the failure to receive, on a timely basis or otherwise, the required approvals of the Newmont Transaction by Newmont stockholders or Newcrest shareholders or the required approval of the scheme of arrangement by the Australian court, (3) the possibility that any or all of the various conditions to the consummation of the Newmont Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (4) the possibility that competing offers or acquisition proposals for Newcrest or Newmont will be made, (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the scheme implementation deed with respect to the Newmont Transaction, including in circumstances which would require Newcrest to pay a termination fee, (6) the effect of the announcement or pendency of the Newmont Transaction on Newcrest’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (7) risks related to diverting management’s attention from Newcrest’s ongoing business operations, (8) the risk of litigation in connection with the Newmont Transaction, including resulting expense or delay, and (9) (A) those risks discussed in Newcrest’s Financial Report for the year ended 30 June 2022 and the Annual Information Form dated 14 December 2022, and (B) those risks discussed in other documents Newcrest files with the ASX and the Canadian Securities Administrators. For further information as to the risks which may impact Newcrest’s results and performance, please see the risk factors discussed in the Operating and Financial Review included in the Appendix 4E and Financial Report for the year ended 30 June 2022 and the Annual Information Form dated 14 December 2022 which are available to view at www.asx.com.au under the code “NCM” and on Newcrest’s SEDAR profile.  Forward looking statements are based on management’s current expectations and reflect Newcrest’s good faith assumptions, judgements, estimates and other information available as at the date of this report and/or the date of Newcrest’s planning or scenario analysis processes as to the financial, market, regulatory and other relevant environments that will exist and affect Newcrest’s business and operations in the future. Newcrest does not give any assurance that the assumptions will prove to be correct. There may be other factors that could cause actual results or events not to be as anticipated, and many events are beyond the reasonable control of Newcrest. Readers are cautioned not to place undue reliance on forward looking statements, particularly in the current economic climate with the significant volatility, uncertainty and disruption caused by global events such as geopolitical tensions, the inflationary environment, rising interest rates and the COVID-19 pandemic. Forward looking statements in this document speak only at the date of issue. Except as required by applicable laws or regulations, Newcrest does not undertake any obligation to publicly update or revise any of the forward looking statements or to advise of any change in assumptions on which any such statement is based.  Non-IFRS Financial Information  Newcrest’s results are reported under International Financial Reporting Standards (IFRS). This document includes certain non-IFRS financial information within the meaning of ASIC Regulatory Guide 230: ‘Disclosing non-IFRS financial information’ published by ASIC and ‘non-GAAP information’ within the meaning of National Instrument 52-112 – Non-GAAP and Other Financial Measures published by the Canadian Securities Administrators.  Such information includes: ‘Underlying profit’ (profit or loss after tax before significant items attributable to owners of the Company); ‘EBITDA’ (earnings before interest, tax, depreciation and amortisation, and significant items); EBIT (earnings before interest, tax and significant items); ‘EBITDA Margin’ (EBITDA expressed as a percentage of revenue); ‘EBIT Margin’ (EBIT expressed as a percentage of revenue); ‘ROCE’ (‘Return on capital employed’ and calculated as EBIT expressed as a percentage of average total capital employed (net debt and total equity)); ‘Net debt to EBITDA’ (calculated as net debt divided by EBITDA for the preceding 12 months); ‘Free Cash Flow’ (calculated as cash flow from operating activities less cash flow related to investing activities, with Free Cash Flow for each operating site calculated as Free Cash Flow before interest, tax and intercompany transactions); ‘Free Cash Flow before M&A activity’ (being ‘Free Cash Flow’ excluding acquisitions, investments in associates and divestments); and ‘AISC’ (All-In Sustaining Cost) and ‘AIC’ (All-In Cost) as per updated World Gold Council Guidance Note on Non-GAAP Metrics released November 2018. AISC will vary from period to period as a result of various factors including production performance, timing of sales and the level of sustaining capital and the relative contribution of each asset. AISC Margin reflects the average realised gold price less the AISC per ounce sold.  These measures are used internally by Management to assess the performance of the business and make decisions on the allocation of resources and are included in this document to provide greater understanding of the underlying financial performance of Newcrest’s operations. The non-IFRS information has not been subject to audit or review by Newcrest’s external auditor and should be used in addition to IFRS information. Such non-IFRS financial information/non-GAAP financial measures do not have a standardised meaning prescribed by IFRS and may be calculated differently by other companies. Although Newcrest believes these non-IFRS/non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non- IFRS financial information/non-GAAP financial measures included in this document. When reviewing business performance, this non-IFRS information should be used in addition to, and not as a replacement of, measures prepared in accordance with IFRS, available on Newcrest’s website and the ASX and SEDAR platforms.  Reliance on Third Party Information  This document contains information that has been obtained from third parties and has not been independently verified, including estimates and actual outcomes that relate to production and AISC for Fruta del Norte. No representation or warranty is made as to the accuracy, completeness or reliability of the information. This document should not be relied upon as a recommendation or forecast by Newcrest.  3

 Disclaimers  4  Technical and scientific information  The technical and scientific information contained in this document relating to Cadia, Lihir, Red Chris and Wafi-Golpu was reviewed and approved by Craig Jones, Newcrest’s Interim Chief Operating Officer, FAusIMM and a Qualified Person as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (NI 43-101).  Ore Reserves, Mineral Reserves and Mineral Resources Reporting Requirements  As an Australian Company with securities listed on the Australian Securities Exchange (ASX), Newcrest is subject to Australian disclosure requirements and standards, including the requirements of the Corporations Act 2001 and the ASX. Investors should note that it is a requirement of the ASX Listing Rules that the reporting of Ore Reserves and Mineral Resources in Australia is in accordance with the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the JORC Code) and that Newcrest’s Ore Reserve and Mineral Resource estimates and reporting comply with the JORC Code.  Newcrest is also subject to certain Canadian disclosure requirements and standards, as a result of its secondary listing on the Toronto Stock Exchange (TSX), including the requirements of NI 43-101. Investors should note that it is a requirement of Canadian securities law that the reporting of Mineral Reserves and Mineral Resources in Canada and the disclosure of scientific and technical information concerning a mineral project on a property material to Newcrest comply with NI 43-101.  Newcrest’s material properties are currently Cadia, Lihir, Red Chris and Wafi-Golpu. Copies of the NI 43-101 Reports for Cadia, Lihir and Wafi-Golpu, which were released on 14 October 2020, and Red Chris, which was released on 30 November 2021, are available at www.newcrest.com and on Newcrest’s SEDAR profile.  Competent Person Statement  The information in this document that relates to Mineral Resources and Ore Reserves as at 30 June 2022 has been extracted from the release titled “Annual Mineral Resources and Ore Reserves Statement – as at 30 June 2022” dated 19 August 2022 which is available to view at www.asx.com.au under the code "NCM" (the original release). Newcrest confirms that it is not aware of any new information or data that materially affects the information included in the original release and that all material assumptions and technical parameters underpinning the estimates in the original release continue to apply and have not materially changed but are subject to depletions since 30 June 2022. Newcrest confirms that the form and context in which the Competent Person’s findings are presented have not been materially modified from the original release.  Historical Ore Reserves and Measured & Indicated Mineral Resources are based on the Annual Mineral Resources and Ore Reserves Statement for each relevant period which are available to view at www.asx.com.au under the code “NCM” and on Newcrest’s SEDAR profile. The Mineral Resources and Ore Reserves are based on information compiled by Jillian Terry, a Competent Person who is a Fellow of The Australasian Institute of Mining and Metallurgy. Ms Terry is a full time employee of Newcrest Mining Limited and is entitled to participate in Newcrest’s executive equity long term incentive plan, details of which are included in Newcrest’s 2022 Remuneration Report. Ms Terry has sufficient experience that is relevant to the style of mineralisation and type of deposit under consideration and to the activity being undertaken to qualify as a Competent Person as defined in the 2012 Edition of the ‘Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves’. Ms Terry consents to the inclusion in the report of the matters based on her information in the form and context in which it appears.  The information in this document that relates to the Exploration Target at Red Chris has been extracted from the release titled “Red Chris exploration success expands East Ridge Exploration Target delivering additional mining potential” dated 14 March 2023 (the original exploration release). The original exploration release is available to view at www.asx.com.au under the code “NCM” and on Newcrest’s SEDAR profile. Newcrest confirms that it is not aware of any new information or data that materially affects the information included in the original exploration release referred to above and that all material assumptions and technical parameters underpinning the estimates in the original exploration release continues to apply and have not materially changed. Newcrest confirms that the form and context in which the Competent Person’s findings are presented have not been materially modified from the original exploration release.  Long Term Outlook  Newcrest released an indicative longer-term outlook in October 2021 based on the findings of the Cadia PC1-2 Pre-Feasibility Study dated 19 August 2021, and the Red Chris Block Cave, Havieron Stage 1 and Lihir Phase 14A Pre-Feasibility Studies dated 12 October 2021. The PFS findings are indicative only, subject to an accuracy range of ±25% and should not be construed as guidance. Newcrest released the Cadia PC1-2 Feasibility Study on 11 November 2022 and the Lihir Phase 14A Feasibility Study on 25 January 2023. Newcrest is currently progressing the other studies through the Feasibility Stage, which will take into account revised inflationary expectations and updated project economics. As a result, it is expected that the indicative longer-term outlook will be updated on completion of the remaining studies.

 Newcrest enters into binding scheme implementation deed with Newmont  5  Transaction expected to establish a clear global leader in gold production with a significant and growing exposure to copper  Additional benefits for Newcrest shareholders  Increased diversification across a premier portfolio of gold and copper assets in low risk jurisdictions  Increased flexibility in project sequencing and growth optionality  Market leading position in  safety and sustainability  Improved efficiencies  from economies of scale  Scheme Consideration1  “This transaction will combine two of the world’s leading gold producers, bringing forward significant value to Newcrest shareholders through the recognition of our outstanding growth pipeline”  Scheme Implementation Deed entered with Newmont:  Exchange ratio of 0.400 Newmont shares for each Newcrest share; plus  Payment of a franked special dividend of up to US$1.10 per share2  Implied Newcrest share price: A$29.27 per share3  Premium to Newcrest’s undisturbed closing price: ~30.4%4  Newcrest Board unanimously recommends shareholders vote in favour of the Scheme5  Next Steps  Scheme Meeting expected to be held in September or October 2023  Note: Endnote references on this slide can be located in the Appendix.

 Appendices  19

Endnotes

1. Under the proposal by Newmont to acquire 100% of the issued shares in Newcrest by way of a scheme of arrangement, Newcrest shareholders will be entitled to receive 0.400 Newmont shares for each Newcrest share held.
2. Newcrest expects to have sufficient franking credits available to frank a dividend to an amount of US$1.10 per share. The franking of the special dividend amount is subject to change based on timing of completion of the transaction, business performance, foreign exchange movements and ATO ruling.
3. Based on: 1) exchange ratio of 0.400x (with implied Newcrest price calculated using Newmont's closing price on the NYSE of US$45.94 per share as of 12 May 2023); 2) a franked special dividend of up to US$1.10 per share; and 3) an AUD:USD FX rate of 0.665 as of 12 May 2023.
4. Undisturbed closing price of A$22.45 per share, representing the last trading day prior to Newcrest's 6 February 2023 market release confirming Newmont's previous proposals.
5. The Newcrest Board unanimously recommends that shareholders vote in favour of the Newmont transaction in the absence of a Superior Proposal (as defined in the Scheme Implementation Deed), and subject to the Independent Expert concluding and continuing to conclude that the Newmont transaction is in the best interests of Newcrest shareholders.
6. Newcrest has a 70% joint venture interest in the Red Chris mine.
7. Newcrest has a 32% equity interest in Lundin Gold Inc, the owner of the Fruta del Norte mine.
8. Newcrest has a 70% interest in the Havieron Project (Greatland Gold 30%).
9. Mineral Resource and Ore Reserve estimates for Newcrest are as at 30 June 2022 based on the release titled "Annual Mineral Resources and Ore Reserves Statement – as at 30 June 2022" dated 19 August 2022 which is available to view at www.asx.com.au under the code "NCM" and on Newcrest's SEDAR profile. Ore Reserve estimates of tonnes, grade and metal content by confidence classification are detailed on Slide 26 and Mineral Resource estimates of tonnes, grade and metal content by confidence classification are detailed on Slides 27-28. Scientific and technical studies are in progress to assess and estimate Newcrest's Mineral Resources and Ore Reserves for Brucejack.
10. Newcrest defines Tier 1 assets as those having potential for >300kozpa Au at 15 years (preferred) and significant resource or exploration upside likely. Newcrest defines Tier 2 assets as those having potential for >200kozpa Au at 10 years (preferred) and moderate resource or exploration upside likely. Classification of assets as Tier 1 or Tier 2 is not dispositive of, and does not necessarily imply, the materiality of such assets to Newcrest.
11. Historical Ore Reserves and Measured & Indicated Mineral Resources are based on the Annual Mineral Resources and Ore Reserves Statement for each relevant period which are available to view at www.asx.com.au under the code "NCM" and on Newcrest's SEDAR profile. All Mineral Resources and Ore Reserves are rounded to two significant figures to reflect appropriate precision in the estimates. This may cause some apparent discrepancies in totals.
12. Historical production is based on figures reported in the "Cadia operations New South Wales NI 43-101 Technical Report" dated 14 October 2020 (Cadia East Mine plus Ridgeway plus Cadia Hill Open Pit as reported on pages 53, 54 and 55), plus FY21 and FY22 production reported in the Newcrest FY22 Annual Report dated 4 October 2022 which is available to view at www.asx.com.au under the code "NCM" and on Newcrest's SEDAR profile.
13. Subject to marketing and operating conditions, further studies, all necessary approvals, permits, internal and regulatory requirements and further works and no unforeseen delays.
14. Subject to market and operating conditions and no unforeseen delays.
15. The Exploration Target is exclusive of the current published resource and relates to the portion of the deposit that has not yet been adequately drill tested. The potential quantity and grade of the Exploration Target is conceptual in nature. There has been insufficient exploration to estimate a Mineral Resource and it is uncertain if further exploration will result in the estimation of a Mineral Resource. The grades and tonnages are estimates based on continuity of mineralisation defined by exploration diamond drilling results (previously reported including relevant sections and plans) within the Redstock Intrusive with the lower range estimate in the area with a nominal drill hole spacing of 100m x 100m and the upper range estimate extended into the area with a nominal drill hole spacing of 100m x 200m. East Ridge is outside of Newcrest's initial Mineral Resource estimate. Diamond drilling continues to define the extent and continuity of this higher grade mineralisation. At least 5 additional diamond drill holes are planned, at a minimum, to test and close out the target mineralisation. This program is expected to be completed by the second quarter of calendar year 2023. The Exploration Target has been referenced from Newcrest's release titled "Red Chris exploration success expands East Ridge Exploration Target delivering additional mining potential" dated 14 March 2023 which is available at www.asx.com.au under the code "NCM" and on Newcrest's SEDAR profile.
16. Indicative only and should not be construed as guidance. Subject to market and operating conditions, all necessary approvals, regulatory requirements, further studies, and no unforeseen delays.
17. Total cash flows of $470 million (net of withholding taxes) includes the early repayment of the gold prepay credit facility of $173 million from Lundin Gold in January 2023.

20

Newcrest enters into binding scheme implementation deed with Newmont

NEWCREST MINING LIMITED

Newmont offer timeline

January 2023

- Non-binding proposal received from NEM at an exchange ratio of **0.363** NEM shares for each NCM share
- Proposal **rejected** by the NCM Board

February 2023

- Non-binding proposal received from NEM at an exchange ratio of **0.380** NEM shares for each NCM share
- Proposal **rejected** by the NCM Board
- Access provided to limited, non-public information

April 2023

- Further non-binding proposal received from NEM at an exchange ratio of **0.400** NEM shares for each NCM share, **plus** payment of a franked special dividend of up to **US$1.10 per share**[1]
- NEM granted exclusive due diligence

May 2023

- Entered into binding **scheme implementation deed** with NEM:
  1. Exchange ratio of **0.400** NEM shares for each NCM share; plus
  2. Payment of a franked special dividend of up to **US$1.10 per share**[1]
- Scheme Meeting expected to be held in **September or October 2023**
- NCM Board **unanimously recommends shareholders vote in favour** of the Scheme[2]

1. Newcrest expects to have sufficient franking credits available to frank a dividend to an amount of US$1.10 per share. The franking of the special dividend amount is subject to change based on timing of completion of the transaction, business performance, foreign exchange movements and ATO ruling.
2. The Newcrest Board unanimously recommends that shareholders vote in favour of the Newmont transaction in the absence of a Superior Proposal (as defined in the Scheme Implementation Deed), and subject to the Independent Expert concluding and continuing to conclude that the Newmont transaction is in the best interests of Newcrest shareholders.

21